News ONEOK to Participate in U.S. Capital Advisors Midstream Corporate Access Day TULSA, Okla. – Jan. 23, 2023 – ONEOK, Inc. (NYSE: OKE) will participate in investor meetings at the U.S. Capital Advisors Midstream Corporate Access Day on Jan. 24, 2023, in Houston, Texas. ONEOK’s investor materials are available on ONEOK’s website, www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### January 23, 2023 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1